EXHIBIT (h)(iii)

                             HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1950
                             CHICAGO, ILLINOIS 60611

April 30, 2004

State Street Bank and Trust Company
One Federal Street - 9th Floor
Boston, MA 02206-5049
Attn:  Fund Administration Legal Department

Ladies and Gentlemen:

         Reference is made to the Administration Agreement between us dated as of August 31, 2001 (the "Agreement"). Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment fund, namely Henderson U.S. Core Growth Fund.

         In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as Administrator with respect to the Additional Investment Fund.

         Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

Very truly yours,

Henderson Global Funds

By:   ______________________
       Name:  Scott E. Volk
       Title: Vice President

Accepted:

State Street Bank and Trust Company

By:  _______________________
       Name:  Gary L. French
       Title: Senior Vice President